UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2016

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

8588 Katy Freeway, Suite 430, Houston, Texas, 77024

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

As previously reported, on September 18, 2015 (the “Petition Date’), HII Technologies, Inc. (“we”, “us”, “our”, the “Company” or “HIIT”) and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 111 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Victoria Division (the “Court”).

On April 15, 2016, the Bankruptcy Court entered an order confirming the Debtors’ Third Amended Joint Plan of Reorganization, as originally filed with the Bankruptcy Court on April 5, 2016 and as thereafter modified (the “Plan”), which order was corrected via an amended confirmation order on April 26, 2016 (as amended, the “Confirmation Order”). The effective date of the Plan (the “Effective Date”) has yet to be determined. A copy of the Plan, as confirmed by the Bankruptcy Court, a Disclosure Statement describing the Plan1 and the Confirmation Order are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

PURSUANT TO THE TERMS OF THE PLAN, ALL OF THE COMPANY’S EXISTING EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK, SHARES OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK OF THE COMPANY OR ANY OPTIONS OR WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY, WILL BE DEEMED CANCELLED UPON THE EFFECTIVE DATE, AND THE COMPANY’S SHAREHOLDERS WILL NOT RECEIVE OR RETAIN ANY DISTRIBUTION OR OTHER PROPERTY ON ACCOUNT OF THEIR SHARES. AS OF THE DATE OF THE CONFIRMATION ORDER, THERE WERE 63,132,329 SHARES OF THE COMPANY’S COMMON STOCK OUTSTANDING, 4,000 SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK OUTSTANDING AND 2,950 SHARES OF THE COMPANY’S SERIES B PREFERRED STOCK OUTSTANDING.

Summary of the Plan

The Plan proposes to reorganize each of the Debtors and transfer certain assets of the Debtors, including the Initial Litigation Trust Administrative Cash provided by the DIP Lenders and Causes of Action, as described in Section 21.12 of the Disclosure Statement, to a Litigation Trust.  The Litigation Trust will investigate and pursue Causes of Action and distribute any proceeds from such Causes of Action to the Litigation Trust Beneficiaries, in accordance with the Waterfall (as defined under Section 1.73 of the Plan) and pursuant to the DIP Order, Mediated Settlement Agreement, and the terms of the Plan.

Under Section 4.1 the Plan, each Allowed Secured Claim will be paid in full to the extent of the value of the Collateral securing such Claim.  Under Section 2.4 of the Plan,  the DIP Lenders shall receive on account of their over $11 Million super-priority Administrative Expense, (i) repayment of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash (as defined in the Plan) from the Debtors’ cash and/or the first monies from the Litigation Trust in accordance with the Waterfall, (ii) Distributable Cash (as defined in the Plan), (iii) 950,000 shares of HIIT Preferred Convertible Stock to the DIP Agent for the benefit of the DIP Lenders that will eventually constitute 95% of the equity of the reorganized debtors, (iv) fifty-five (55%) of

1 The Disclosure Statement described the terms of the Debtors’ Second Amended Joint Plan of Reorganization filed with the Bankruptcy Court on March 9, 2016.   The Plan filed on April 5, 2016 contained minor changes from the Second Amended Plan and accordingly the Debtors did not deem it necessary to file an amended Disclosure Statement.

the beneficial interests in the Litigation Trust and the Litigation Trust Assets, in accordance with the Waterfall, and (v) 100% of the insurance proceeds of their collateral.

Under Section 4.5 of the Plan, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim: (i) its Pro Rata Share of 5% of the New HIIT Common Stock (the Litigation Trustee will be issued a warrant to purchase 50,000 shares of New HIIT Common Stock to be distributed to the holders of Allowed General Unsecured Claims); and (ii) its Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall, on account of which such holder shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its Pro Rata Share of such Distributable Trust Cash based upon such Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall.

Other Allowed Administrative Expenses sought before the Administrative Expense Bar Date and all Allowed Priority Tax Claims will be paid in full, upon Final Order authorizing the Expense, or on or promptly after the Effective Date, whichever is later.  Holders of Allowed General Unsecured Claims will share pro rata in (i) 5% of the stock of the new HIIT Common Stock, and (ii) a pro rata share of the Unsecured Creditor Beneficial Litigation Trust Interest, from which the Litigation Trustee shall make distributions of cash as set forth in the Plan.

Brent Mulliniks and Billy Cox, Jr. will receive Allowed Mulliniks/Cox Priority Claims as more fully described in Section 4.3 of the Plan and the Mediated Settlement Agreement, dated February 29, 2016, among Mr. Mulliniks, Mr. Cox, the Ad Hoc Committee of Unsecured Creditors of Apache Energy Services, LLC, the Debtors, the DIP Lenders, and the Committee.  A copy of the Mediated Settlement Agreement is attached to the Disclosure Statement as Schedule H.  In sum, the Allowed Mulliniks/Cox Priority Claims total, collectively, $150,000, with the Claim of Mr. Mulliniks totaling $75,000, individually, and the Claim of Mr. Cox totaling, $75,000, individually.  The Mulliniks/Cox Priority Claims will receive priority beneficial interests in the Litigation Trust. These beneficial interests will entitle Mr. Mulliniks and Mr. Cox to receive up to $150,000 collectively ($75,000 to Mr. Mulliniks and $75,000 to Mr. Cox) following the resolution, through judgment, settlement or otherwise, of all Claims and Causes of Action of the Litigation Trust against Mr. Mulliniks and Mr. Cox.

This priority distribution will be reduced by the amount of any final and non-appealable judgment obtained by the Litigation Trust against Mr. Mulliniks and Mr. Cox, respectively, for which there are inadequate or no insurance proceeds available to pay such a judgment.  All other Claims and Causes of Action of Mr. Mulliniks and Mr. Cox against the Debtors, the DIP Lenders, the Committee and their respective professionals, representatives and agents will be released and discharged in their entirety.

Holders of Allowed Subordinated Claims will receive nothing.

Existing Equity Interests in HIIT will be cancelled, and the registration of our common stock under Section 12 will be revoked upon entry of an administrative order from the Securities and Exchange Commission.  The Debtors’ tax attributes will be preserved and it will continue operating.  A hypothetical “waterfall” analysis is attached as Exhibit F that describes the sources and uses of funds under the Plan.

The Plan is also a motion requesting that the Bankruptcy Code substantively consolidate the Debtors’ estates solely for the purposes of voting and making distributions, as more fully set forth below.  The Plan is also a motion to compromise with the DIP Lenders on the amount of their superpriority administrative expense of over $11 Million, accepting less than full payment in exchange for payment under the Plan.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.03 above.  The shares of New HIIT Common Stock (Section 4.5 of the Plan) and New HIIT Preferred Stock (Section 2.4 of the Plan) are being issued in reliance upon Section 1145(a) of the Bankruptcy Code.

Item 3.03. Material Modification of Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of common stock, series A preferred stock, series B preferred stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) will be cancelled on the Effective Date.

On April 20, 2016, we executed an Offer of Settlement in anticipation of proceedings to be instituted against it by the Securities and Exchange Commission (“SEC”) pursuant to Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) for our failure to file periodic reports with the SEC and pursuant to which we consented to the entry of an order under which our securities registered pursuant to Section 12 of the Exchange Act will be revoked.   The order revoking our registration is expected to be entered in the next few weeks.

Section 5- Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon entry of the Confirmation Order on April 15, 2016, in accordance with 1129(a)(5) of Bankruptcy Code and Section 303 of the Delaware Code, the board of directors of HII Technologies, Inc. now consist solely of Loretta Cross.   In addition, in accordance with Section 1129(a)(5) of the Bankruptcy Code, Loretta Cross now serves as the sole officer of HII Technologies, Inc. and the other Debtors, as its Chief Executive Officer. Ms. Cross has served as our Chief Restructuring Officer since July 30, 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit

Number

Description

2.1

Third Amended Joint Plan of Reorganization of HII Technologies, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.2

Second Amended Disclosure Statement Relating to Second Amended Joint Plan of Reorganization of HII Technologies, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

2.3

Amended Confirmation Order Confirming Third Amended Joint Plan of Reorganization of HII Technologies, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  April 27, 2016

By:

/s/ Loretta R. Cross

Loretta R. Cross. Chief Restructuring Officer